                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-37803) and related Prospectus of Homestead Village Incorporated for the registration of its common stock and to the incorporation by reference therein of our report dated February 24, 1997, with respect to the financial statements and schedule of Homestead Village Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Dallas, Texas

November 14, 1997